UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on May 30, 2012.  Of the 5,608,314 shares outstanding and entitled to vote, 4,695,850 shares were present at the meeting in person or by proxy.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting, and the results of each vote, were as follows:

Proposal 1:  The election of three directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Thomas J. Bardon	3,653,965	426,079	615,806
James H. Bugbee	3,528,390	551,654	615,806
Douglas K. Engebretson	3,651,211	428,833	615,806
Gary G. Fitzgerald	3,552,092	527,952	615,806
Paul C. Picknelly	3,654,244	425,800	615,806

Proposal 2:  The ratification of appointment of Berry, Dunn, McNeil & Parker as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions

4,121,522	573,553	775

Proposal 3:  The approval of an advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

3,303,836	687,895	46,386	657,733

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: May 31, 2012	By:	/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer